                                                                 EXHIBIT 4.2




                             KEY ENERGY GROUP, INC.

                         $200,000,000 Principal Amount
                                       of
                   5% Convertible Subordinated Notes due 2004


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                                   INDENTURE


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                         Dated as of September 25, 1997


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                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    Trustee
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                               TABLE OF CONTENTS


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                                                        ARTICLE I

                                              DEFINITIONS AND INCORPORATION
                                                       BY REFERENCE
         Section 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2   Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.3   Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . .   8
         Section 1.4   Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE II
                                                      THE SECURITIES
         Section 2.1.  Form and Dating; Securities in Global Form . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.2.  Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.3.  Registrar, Paying Agent, Depository and Securities Custodian . . . . . . . . . . . . . . . . .  10
         Section 2.4.  Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.5.  Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.6   Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.7   Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.8   Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.9   Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.10  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.11  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.12  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE III
                                                        REDEMPTION
         Section 3.1  Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.2  Selection of Securities to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.3  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.4  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.5  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.6  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.7  Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
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                                                        ARTICLE IV
                                                        COVENANTS
         Section 4.1   Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.2   Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.3   SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.4   Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.5   Compliance with Laws; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.6   Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.7   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.8   Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.9   Limitation on Dispositions of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.10  Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.11  Rule 144A Information Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        ARTICLE V
                                                        SUCCESSORS
         Section 5.1   When the Company May Merge, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.2   Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        ARTICLE VI
                                                  DEFAULTS AND REMEDIES
         Section 6.1   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.2   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.3   Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.4   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.5   Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.6   Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.7   Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.8   Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.9   Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.10  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.11  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
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                                                       ARTICLE VII
                                                         TRUSTEE
         Section 7.1   Duties of a Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 7.2   Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.3   Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.4   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.5   Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.6   Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.7   Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.8   Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.9   Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.10  Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.11  Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.12  No Obligation of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                       ARTICLE VIII
                                                  DISCHARGE OF INDENTURE
         Section 8.1   Termination of Company's Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.2   Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.3   Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.4   Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE IX
                                                        AMENDMENTS
         Section 9.1   Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.2   With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.3   Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.4   Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.5   Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.6   Trustee to Sign Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
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                                                        ARTICLE X
                                                        CONVERSION
         Section 10.1   Right to Convert  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.2   Exercise of Conversion Privilege; Issuance of Common Stock on
                               Conversion; No Adjustment for Interest or Dividends. . . . . . . . . . . . . . . . . .  46
         Section 10.3   Cash Payments in Lieu of Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.4   Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.5   Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 10.6   Effect of Reclassification, Consolidation, Merger or Sale . . . . . . . . . . . . . . . . . .  51
         Section 10.7   Taxes on Shares Issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.8   Reservation of Shares; Shares to be Fully Paid; Compliance
                           with Governmental Requirements; Listing of Common Stock  . . . . . . . . . . . . . . . . .  52
         Section 10.9   Responsibility of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 10.10  Notice to Holders Before Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                        ARTICLE XI
                                                      SUBORDINATION
         Section 11.1   Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 11.2   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 11.3   Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 11.4   Company Not to Make Payments with Respect to Securities in
                            Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 11.5   Acceleration of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.6   When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.7   Notice by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.8   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.9   Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.10  Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 11.11  Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 11.12  Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 11.13  Effectuation of Subordination by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                       ARTICLE XII
                                                      MISCELLANEOUS
         Section 12.1   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
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         Section 12.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.3   Communication to Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 12.4   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .  60
         Section 12.5   Statements Required in Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 12.6   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.7   Additional Rights of Holders of Transfer Restricted Securities  . . . . . . . . . . . . . . .  61
         Section 12.8   Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.9   No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.10  Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.11  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.12  No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 12.13  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 12.14  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 12.15  Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 12.16  Table of Contents, Headings,  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
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                 INDENTURE dated as of September 25, 1997, among KEY ENERGY
GROUP, INC., a Maryland corporation (the "Company"), and AMERICAN STOCK
TRANSFER & TRUST COMPANY, a New York corporation, as trustee (the "Trustee").

                 The Company and Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 5% Convertible Subordinated Notes due 2004 (collectively, the "Securities"):


                                   ARTICLE I

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                 Section 1.1.  Definitions.

                 "144A Global Note" means the global note in the form of Exhibit A-1 hereto deposited with and registered in the name of the Depository, or its nominee, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by agreement or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed control.

                 "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Cedel Bank that apply to such transfer or exchange.

                 "Agent" means any Registrar (as defined in Section 2.3), Paying Agent (as defined in Section 2.3) or co-Registrar.

                 "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                 "Board Resolution" means a resolution of the Board of Directors of the Company.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized or obligated by law or executive order to close.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and any warrants, options or other rights to acquire such stock.

                 "Closing Price" means, for each Trading Day, the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange (if shares of the Common Stock are listed for trading on such exchange) or the American Stock Exchange (if shares of the Common Stock are listed for trading on such exchange) or, if the Common Stock is not listed or admitted to trading on either such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations systems ("NASDAQ") National Market System ("NASDAQ/NMS") or, if not listed or admitted to trading on NASDAQ/NMS, on NASDAQ, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or NASDAQ/NMS or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any National Association of Securities Dealers, Inc. member firm selected from time to time by the Company for that purpose.

                 "Common Stock" means, any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 10.6, however, shares issuable on conversion of Securities shall include only shares of the class or classes resulting that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 "Consolidated Net Worth" with respect to any Person means the amount by which the assets of such Person and its Subsidiaries on a consolidated basis exceed the sum of (i) the total liabilities of such Person and its Subsidiaries on a consolidated basis, plus (ii) Disqualified Capital Stock of such Person or Disqualified Capital Stock of any Subsidiary of such Person issued to any Person other than such Person or another Wholly Owned Subsidiary of such Person, all as determined on a consolidated basis and in accordance with GAAP.

                 "Conversion Price" has the meaning set forth in Section 10.4.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 or such other address as the Trustee may give by notice to the Company.

                 "Current Market Price" means, for each share of Common Stock,
(a) in respect of a conversion of the principal of any Notes into cash pursuant to Section 10.1, the average of the daily Closing Prices for the five consecutive Trading Days immediately preceding the conversion date, or (b) in all other cases, on any date, the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than twenty Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation.

                 "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                 "Definitive Securities" means Securities that are in the form of the Note attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

                 "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                 "Disqualified Capital Stock" means any Capital Stock that, by its terms or by the terms of any security into which, at the option of the holder, it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due, on or before the maturity date of the Securities.

                 "ex date" means, when used with respect to any issuance of distribution, the first date on which the Common Stock trades regular way on an exchange or in such market without the right to receive such issuance or distribution.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Existing Debentures" means the 7% Convertible Subordinated Debentures Due 2003 issued under that certain Indenture dated July 3, 1996 among the Company, the Trustee, and the Subsidiaries.

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

                 "Global Securities" means individually and collectively, the 144A Global Note and the Regulation S Global Note, issued in accordance with the terms hereof.

                 "Group of Persons" means any group of Persons or other entities acting in concert as a partnership or other group within the meaning of Section 13(d) of the Exchange Act.

                 "Holder" means a person in whose name a Security is registered in the records of the Registrar.

                 "IAI" means an institutional "accredited investor" as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act.

                 "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person for money borrowed or for the deferred purchase price of property or services (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in connection with obtaining goods, materials or services and due within 12 months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 120 days, according to the original terms of sale, unless such account payable is being contested in good faith or has otherwise been extended), (ii) all capitalized lease obligations, (iii) any such indebtedness or obligation secured by any Lien on the assets of such Person and (iv) any such indebtedness or obligation of others which such Person has directly or indirectly guaranteed, endorsed with recourse (otherwise than for collection, deposit or other similar transactions in the ordinary course of business), agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Issue Date" means the date on which the Notes are originally issued under this Indenture.

                 "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

                 "Memorandum" means the Offering Memorandum, dated September 18, 1997, of the Company relating to the Securities and the Offering.

                 "Non-U.S. Person" means anyone who is not a U.S. Person.

                 "Notes" means the 5% Convertible Subordinated Notes due 2004 issued under this Indenture.

                 "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Offering" means the sale of the Securities to the Purchasers.

                 "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                 "Property" means with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

                 "Purchasers" means the initial purchasers of the Notes.

                 "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

                 "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                 "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and among the Company and the Purchasers, as such agreement may be amended, modified or supplemented from time to time.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Regulation S Global Note" means a global Note deposited with and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S, or a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                 "Regulation S Permanent Global Note" means a permanent global
Note in the form of Exhibit A-1 hereto deposited with and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                 "Regulation S Temporary Global Note" means a single temporary global Note in the form of Note attached hereto as Exhibit A-2 deposited with and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

                 "Related Person" means (i) any Affiliate of the Company, (ii) any individual or other Person who directly or indirectly holds 10% or more of any class of Capital Stock of the Company, (iii) any relative of such individual by blood, marriage or adoption not more remote than first cousin and
(iv) any officer or director of the Company.

                 "Restricted Period" means the period of 40 days commencing on the latest of the commencement of the Offering and the Issue Date.

                 "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) including any President, Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Notes issued pursuant to this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Custodian" means the Person named in Section 2.3, as custodian with respect to the Securities in global form, or any successor entity thereto.

                 "Senior Indebtedness" has the meaning provided in Section 11.2 hereof.

                 "Shelf Registration Statement" means a registration statement filed pursuant to the Registration Rights Agreement with the SEC relating to the sale by the holders thereof of Common Stock to be acquired upon conversion of the Securities.

                 "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date on which this Indenture is qualified under the TIA.

                 "Trading Day" means, if shares of the Common Stock are listed for trading on a national securities exchange, a day on which such securities exchange is open for the transaction of business and if shares of the Common Stock are not listed for trading on a national securities exchange, a day on which the NASDAQ Stock Market is open for the transaction of business.

                 "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

                 "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

                 "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

                 "Wholly Owned Subsidiary" means a Subsidiary, all the Capital Stock (other than directors' qualifying shares, if applicable) of which is owned by the Company or another Wholly Owned Subsidiary.

                 Section 1.2  Other Definitions.

                                                                                                               Defined in
Term                                                                                                           Section
----                                                                                                         ------------
"Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"Cedel Bank"    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
"Change in Control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10
"Change in Control Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10
"Change in Control Offer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10
"Change in Control Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"Euroclear" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
"Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"Expiration Time" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.5
"Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.8
"Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
"Purchased Shares"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.5
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
"Regulation S Temporary Global Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
"Representative"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.2
"Securities Register" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .2.3

                 Section 1.3  Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                          "indenture securities" means the Securities;

                          "indenture security holder" means a Holder;

                          "indenture to be qualified" means this Indenture;

                          "indenture trustee" or "institutional trustee" means the Trustee;

                          "obligor" on the Securities means the Company and any successor obligor upon the Securities.

                          All other terms used in this Indenture that are
defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                 Section 1.4  Rules of Construction.

                 Unless the context otherwise requires:

                    (1)   a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3)   "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular; and

                    (5) provisions apply to successive events and transactions.

                                   ARTICLE II
                                 THE SECURITIES

                 Section 2.1.  Form and Dating; Securities in Global Form.

                 The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is incorporated in and made a part of this Indenture and shall be in an aggregate principal amount at maturity of no greater than $216,000,000. The Securities may have notations, legends or endorsements as required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued initially in denominations of $1,000 and whole multiples thereof.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Except for Notes issued to an IAI, the Notes will initially be issued in global form, substantially in the form of Exhibits A-1 and A-2. Such Global Securities shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any adjustment on the books and records of the Depository or any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee, or the Securities Custodian at the direction of the Trustee, and in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, in each case in accordance with instructions given by the Holder thereof.

                 Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note (attached hereto as Exhibit A-2), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank N.A. ("Cedel Bank"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                 The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the agent members through Euroclear or Cedel Bank.

                 Section 2.2.  Execution and Authentication.

                 Officers of the Company shall sign and attest the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                 A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

                 The Trustee shall, upon receipt of an Officers' Certificate directing it to do so, authenticate Securities for original issue up to an aggregate principal amount stated in Section 2.1. The aggregate principal amount of Securities outstanding at any time may not exceed such amount, except as provided in Section 2.7.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                 Section 2.3. Registrar, Paying Agent, Depository and Securities Custodian.

                 The Company shall maintain (a) an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and (b) an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Securities Register"). The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company may change any Paying Agent, Registrar, or co-Registrar without notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA.
The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

                 The Company initially appoints the Trustee as Registrar, Paying Agent, and agent for service of notices and demands in connection with the Securities.

                 The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

                 The Company initially appoints Trustee to act as Securities Custodian with respect to the Global Securities.

                 Section 2.4.  Paying Agent to Hold Money in Trust.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent in connection with the exercise of a conversion right under Article 10, or for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company or any Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

                 Section 2.5.  Holder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Securities held by them, and the Company shall otherwise comply with TIA Section 312(a).

                 Section 2.6  Transfer and Exchange.

                 (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or co-Registrar with a request (x) to register the transfer of the Definitive Securities; or (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for registration of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

                    (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                          (A) if such Transfer Restricted Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                          (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rules 144 or 145 or Regulation S or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar or co-Registrar to the effect that such transfer is in compliance with the Securities Act, or

                          (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar or co-Registrar to the effect that such transfer is in compliance with the Securities Act.

                 (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (A) if such Definitive Security is a Transfer Restricted Security, certification in form and substance satisfactory to the Trustee that such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act; and

                    (B) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                 (c) Transfer and Exchange of Global Securities. (1) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

                    (i) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (d) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                    (ii) A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order or instruction given in accordance with the Depository's procedures and containing information regarding the account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instruction a beneficial interest in the Global Security and to debit the account of the transferor of the beneficial interest in the Global Security being transferred. Notwithstanding the foregoing to the contrary, all transfers of beneficial interests in Global Securities shall be done in accordance with Applicable Procedures.

                 (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security. Any Person having a beneficial interest in a Global Security may only exchange such beneficial interest for a Definitive Security if:

                    (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice;

                    (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, or

                   (iii) such exchange is made concurrently with the transfer of such Security to an IAI; or

                    (iv)  an Event of Default has occurred and is continuing.

Upon on the occurrence of any such event and upon receipt by the Trustee of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                 (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect; or

                 (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rules 144 or 145 or Regulation S or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar or co-Registrar to the effect that such transfer is in compliance with the Securities Act; or

                 (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar or co-Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced (with appropriate adjustments to the transferor's account) and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee, as the case may be, a Definitive Security.

                    (v) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                 (e)  Legends.

                 (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Securities and the Definitive Securities (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                 THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO KEY ENERGY GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH

TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(F) ABOVE, THE HOLDER MUST, BEFORE SUCH TRANSFER, FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE, (OR SUCCESSOR TRUSTEE AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to an effective registration statement under the Securities Act or satisfying the condition set forth in subclause (2)(E) of the legend set forth in the immediately preceding paragraph:

                 (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar or co-Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                 (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
         (i) above (such sale or transfer being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 or 145, the Holder thereof shall certify in writing to the

         Registrar or co-Registrar and shall provide an Opinion of Counsel to the Registrar or co-Registrar that such request is being made pursuant to Rule 144 or 145.

                 (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time before such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of, or an endorsement shall be made on such Global Security by, the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect the reduction, all in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian.

                 (g) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                             (i)  To permit registrations of transfers and
exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                            (ii)  No service charge shall be made to a Holder
for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.6 and 9.5 hereof).

                           (iii)  The Registrar or co-Registrar shall not be
required to register the transfer or exchange of any Definitive Security selected for redemption in whole or in part, except the unredeemed portion of any Definitive Security being redeemed in part.

                            (iv)  All Definitive Securities and Global
Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

                             (v)  The Company shall not be required:

                 (A) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 and ending at the close of business of the day of selection, or

                 (B) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                            (vi)  Before due presentment for registration of
transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest and premium, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

                 Section 2.7  Replacement Securities.

                 If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company.

                 Section 2.8  Outstanding Securities.

                 The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those reductions in the interests in a Global Security effected by the Trustee hereunder, and those described in this Section
2.8 as not outstanding.

                 If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding, and interest on it ceases to accrue.

                 Except as set forth in Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 Section 2.9  Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company (whether directly or by or through the Depository) shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer knows to be so owned shall be so considered.

                 Section 2.10  Temporary Securities.

                 Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of an Officers' Certificate of the Company directing it to do so, shall authenticate Definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

                 Section 2.11  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall destroy canceled Securities and certification of their destruction shall be delivered to the Company (subject to the record retention requirement of the Exchange Act) unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has redeemed or paid, converted or that have been delivered to the Trustee for cancellation.

                 Section 2.12  Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days before the payment date, in each case at the rate provided in the Securities and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date, and the amount of such interest to be paid.

                                  ARTICLE III
                                   REDEMPTION

                 Section 3.1  Notices to Trustee.

                 If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 60 days but not more than 90 days before a redemption date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed, and the redemption price.

                 If the Company is required to make an offer to redeem Securities pursuant to a Change in Control, it shall furnish to the Trustee, within 60 days after a Change in Control, an Officers' Certificate setting forth (a) the Section of this Indenture pursuant to which the redemption shall occur, (b) the date of the Change in Control, (c) the Change in Control Payment Date, (d) the principal amount of the Securities offered to be redeemed, (e) a statement that a Change in Control has occurred and a description thereof, and
(f) a description of the procedures to be followed by Holders in order to have their Securities repurchased.

                 If the Company is required to increase the interest rate on the Securities pursuant to the Registration Rights Agreement, it shall furnish to the Trustee not more than 15 days before the date such interest is due to be paid an Officers' Certificate setting forth the rate at which interest on the Securities is to be paid. The Company, or the Trustee, at the expense of the Company, shall notify the Holders of the change in interest rate by notice sent in accordance with Section 10.10(e) of this Indenture. Notwithstanding any other provisions of this Indenture, the Trustee shall have no duty to inquire as to whether the interest rate on the Securities has increased and shall not be bound by the terms and conditions of the Registration Rights Agreement or any other agreements or documents between the Holders and the Company.

                 Section 3.2  Selection of Securities to be Redeemed.

                 If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Holders in accordance with any method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days before the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

                 The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 Section 3.3  Notice of Redemption.

                 Subject to the provisions of Sections 4.10 and 4.11 hereof, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. The notice shall identify the Securities to be redeemed and shall state:

                 (a) the redemption date and that the right to convert such Securities pursuant to Article 10 hereof shall be terminated on such date;

                 (b)  the redemption price;

                 (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security of the same series of Securities in principal amount equal to the unredeemed portion will be issued;

                 (d)  the name and address of the Paying Agent;

                 (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                 (g) the paragraph of the Securities and Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

                 (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                 Section 3.4  Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section
3.3 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Securities or portions of them called for redemption and all rights of Holders of such Securities shall terminate, including without limitation the right to convert such Securities, except for the right to receive the redemption price. Upon surrender to the Paying Agent, such Holders shall be paid the redemption price plus accrued interest, if any, to the redemption date, but interest installments whose maturity is on or before the redemption date shall be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

                 Section 3.5  Deposit of Redemption Price.

                 One Business Day before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

                 Interest on the Securities to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment, if the Company provides money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on such date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in
Section 4.1 hereof.

                 Section 3.6  Securities Redeemed in Part.

                 Upon surrender of a Definitive Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of the same series equal in principal amount to the unredeemed portion of the Definitive Security surrendered.

                 Section 3.7  Optional Redemption.

                 The Company may redeem at any time on or after September 15, 2000, all or any portion of the Securities outstanding at the following redemption prices expressed as a percentage of the principal amount thereof, if the Securities are redeemed during the 12-month period beginning September 15, of the following years:

                 Year                                                             Percentage
                 ----                                                             ----------
                 2000  . . . . . . . . . . . . . . . . . . . . . . . . . .         102.86%

                 2001  . . . . . . . . . . . . . . . . . . . . . . . . . .         102.14%

                 2002  . . . . . . . . . . . . . . . . . . . . . . . . . .         101.43%

                 2003  . . . . . . . . . . . . . . . . . . . . . . . . . .         100.71%

                 Any redemption pursuant to this Section 3.7 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                   ARTICLE IV
                                   COVENANTS

                 Section 4.1  Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities.
Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Securities.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                 Section 4.2  Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company also may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

                 Section 4.3  SEC Reports.

                 (a) So long as any of the Securities remain outstanding and the Company is subject to the reporting requirements of the Exchange Act, the Company shall file with the SEC and distribute to the Trustee for delivery to the Holders of the Securities copies of the quarterly and annual reports required to be filed with the SEC, and if the Company ceases to become subject to the reporting requirements of the Exchange Act, the Company shall distribute to the Trustee for delivery to the Holders of the Securities copies of the quarterly and annual financial information that would have been required to be filed with the SEC pursuant to the Exchange Act had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                 (b) The financial information to be distributed to Holders of Securities shall be filed with the Trustee and shall be mailed by the Trustee to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, within 15 days after receipt of such financial information. The Company shall file such financial information with the Trustee within 15 days after it is filed with the SEC, if required, but in no event later than 105 days after the end of the Company's fiscal year or later than 60 days after the end of each of the first three quarters of each such fiscal year, in the case of quarterly reports; provided, however, that the Trustee's only obligation is to mail the financial information that it receives from the Company to the Holders and not to obtain such information from the Company.

                 (c) The Company shall make such financial information described in Section 4.3 (a) available to prospective purchasers of the Notes.

                 (d) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.3.

                 Section 4.4  Compliance Certificate.

                 (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action is being taken or is proposed to be taken with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action is being taken or proposed to be taken with respect thereto.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Sections 4.1, 4.5, 4.7, 4.9, 4.10 or
4.11 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

                 Section 4.5  Compliance with Laws; Taxes.

                 The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

                 The Company shall, and shall cause each of its Subsidiaries to, pay before delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

                 Section 4.6  Stay, Extension and Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                 Section 4.7  Corporate Existence.

                 Subject to Sections 4.8 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and (b) its rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                 Section 4.8  Liquidation.

                 The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 5.1 of this Indenture being the Section hereof that governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company, before making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Securities as to the payment of principal and premium thereon, if any, and interest. The Company shall be deemed to make provision for such payments only if (x) the Company delivers in trust to the Trustee or Paying Agent (other than the Company or its Subsidiaries) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay the principal of and premium on, if any, and accrued interest on the Securities, or (y) there is an express assumption and observance of all covenants and conditions to be performed by the Company hereunder by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a Person that acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company and which Person will have Consolidated Net Worth (immediately after the acquisition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the acquisition and which is organized and existing under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee pursuant to an Officers' Certificate at least five days before the making of any liquidating distribution that it has complied with the provisions of this Section 4.8 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

                 Section 4.9  Limitation on Dispositions of Assets.

                 The Company shall not sell, transfer or otherwise dispose of all or substantially all of its properties or assets (including by way of a sale and leaseback) except in accordance with the provisions of Section 5.1 hereof.

                 Section 4.10  Change in Control.

                 If, at any time, (a) an event or series of events by which any Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchase, privately negotiated purchase, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Voting Stock and warrants or options to acquire such Voting Stock, calculated on a fully-diluted basis, of the Company, (b) the Company is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Company hold less than a majority of the combined voting power of the then outstanding Voting Stock of the Person surviving such transaction or, (c) the direct or indirect, sale, lease, exchange or other transfer to any Person or Group of Persons of all or substantially all of the assets of the Company (each a "Change in Control" and the time of such Change in Control being referred to as the "Change in Control Date"), then the Company shall notify the Holders in writing of such occurrence and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "Change in Control Offer") on a Business Day (the "Change in Control Payment Date") not later than 60 days following each Change in Control Date all then outstanding Securities at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change in Control Payment Date, if any. The Change in Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before any Change in Control Payment Date to Holders of Securities at their last registered address with a copy to the Trustee and the Paying Agent and shall set forth (w) notice that a Change in Control has occurred and that each Holder of Securities then outstanding has the right to require the Company to repurchase, for cash, all or any portion (which is equal to $1,000 or a whole multiple thereof) of such Holder's Securities at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change in Control Payment Date, (x) the Change in Control Payment Date, (y) a description of the Change in Control and (z) a description of the procedures to be followed by such Holder in order to have its Securities repurchased. The Change in Control Offer shall remain open for not less than 30 days, nor more than 45 days, and until the close of business on any such Change in Control Payment Date. If the Change in Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender a Security pursuant to the Change in Control Offer.

                 The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change in Control occurs and the Company is required to repurchase the Securities pursuant to this Section 4.10.

                 On the Change in Control Payment Date, the Company shall (x) accept for payment Securities or portions thereof tendered pursuant to the Change in Control Offer, (y) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and
(z) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security of the same series equal in principal amount to any unpurchased portion of the Security surrendered.

                 Section 4.11   Rule 144A Information Requirement.

                 The Company has agreed to furnish to the Holders or beneficial holders of Notes and prospective purchasers of Notes designated by the holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act unless and until such time as the Company has registered the Notes for resale under the Securities Act.


                                   ARTICLE V
                                   SUCCESSORS

                 Section 5.1  When the Company May Merge, etc.

                 The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole), in one or more related transactions, to another Person or entity (other than a merger between the Company and any Wholly Owned Subsidiary of the Company) unless:

                 (a) the Company survives such merger or such Person is a corporation organized and existing under the laws of the United States of America, one of the states thereof or the District of Columbia, and expressly assumes by supplemental indenture all of the obligations under the Securities, the Indenture, the Registration Rights Agreement, and all other agreements pertaining thereto,

                 (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and

                 (c) immediately after giving effect to such transaction, the Consolidated Net Worth of the resulting, surviving corporation is not less than that of the Company immediately before the transaction.

                 The Company shall deliver to the Trustee before the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel to the effect that such merger, sale, assignment, transfer, lease, conveyance or other disposition and, if applicable, such Supplemental Indenture, comply with this Indenture and all conditions precedent to such merger, sale, assignment, transfer, lease, conveyance or other disposition have been satisfied. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

                 Section 5.2  Successor Corporation Substituted.

                 Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor person had been named as the Company, herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Securities.


                                   ARTICLE VI
                             DEFAULTS AND REMEDIES

                 Section 6.1  Events of Default.

                 The following shall constitute an "Event of Default":

                 (a) default in the payment of principal of, or premium, if any, on, the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including failure of the Company to repurchase the Securities following a Change in Control and failure to make any redemption payment when due;

                 (b) default in the payment of any installment of interest on the Securities when due (including any interest payable in connection with any redemption payment) and continuance of such Default for more than 30 days;

                 (c) default on any other Indebtedness of the Company or any Subsidiary if either (i) such default results from the failure to pay principal of, premium, if any, or interest on any such Indebtedness when due in excess of $25,000,000, or (ii) as a result of such default, the maturity of such Indebtedness has been accelerated before its expected maturity, without such default and acceleration having been rescinded or annulled within a period of 10 days, and the principal amount of any other such Indebtedness in default, or the maturity of which has been so accelerated, aggregates $25,000,000 or more;

                 (d) default by the Company or any Subsidiary in the performance, or the breach, of any other covenant or warranty of the Company or such Subsidiary in this Indenture and the failure to remedy such Default within a period of 60 days after written notice thereof to the Company from the Trustee or to the Company and the Trustee from the Holders of 25% in principal amount of the outstanding Securities;

                 (e) the entry by a court of one or more judgments or orders against the Company or any Subsidiary in an aggregate amount in excess of $25,000,000 that are not covered by insurance written by third parties that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days after the entry thereof;

                 (f) any act or acts by the Company or its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                             (i)  commencing a voluntary case,

                            (ii) consenting to the entry of an order for relief against it in an involuntary case,

                           (iii) consenting to the appointment of a Custodian of it or for all or substantially all of its property,

                            (iv) making a general assignment for the benefit of its creditors, or

                             (v)  which results in the Company or its
                          Subsidiaries generally not paying its debts as they become due; or

                 (g) the entry of an order or decree by a court of competent jurisdiction under any Bankruptcy Law that:

                             (i) is for relief against the Company or any Subsidiary in an involuntary case,

                            (ii) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or

                           (iii) orders the liquidation of the Company or any Subsidiary,

in each case, if such order or decree remains unstayed and in effect for 120 consecutive days.

                 The term "Bankruptcy Law" means title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 Section 6.2  Acceleration.

                 If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                 Section 6.3  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                 Section 6.4  Waiver of Past Defaults.

                 Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal or interest on any Security held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture. No such waiver shall extend to any subsequent or other Default or impair any right consequent on any subsequent or other Default.

                 Section 6.5  Control by Majority.

                 The Holders of a majority in principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee; provided that (a) such direction is not in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action it deems proper that is not inconsistent with such direction and (c) such Holders have offered to the Trustee indemnity as provided in Section 7.1(e).

                 Section 6.6  Limitation on Suits.

                 No Holder of any of the Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy under this Indenture, unless:

                 (a) such Holder has previously given notice to the Trustee of a continuing Event of Default;

                 (b) the Holders of not less than 25% in principal amount of the outstanding Securities have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 30- day period by the Holders of a majority in principal amount of the outstanding Securities.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 Section 6.7  Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                 Section 6.8  Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 Section 6.9  Trustee May File Proofs of Claim.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 Section 6.10  Priorities.

                 If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection.

                 Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Third:   to the Company or to such party as a court of
         competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders.

                 Section 6.11  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE VII
                                    TRUSTEE

                 Section 7.1  Duties of a Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)  Except during the continuance of an Event of Default:

                             (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                             (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.1.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) The Trustee shall have no responsibility for making any calculations hereunder, including, without limitation, the amount of interest owing on the Securities under any of the provisions of the Registration Rights Agreement. The Company shall deliver to the Trustee an Officers' Certificate specifying any additional interest due under the Registration Rights Agreement on or before the 15th day prior to an interest payment date.

                 Section 7.2  Rights of Trustee.

                 (a) The Trustee may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed and monitored with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                 (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 Section 7.3  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights; provided, however, the Trustee is subject to Sections 7.10 and 7.11.

                 Section 7.4  Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or any documents relating to the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's discretion under any provision hereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture, other than its certificate of authentication.

                 Section 7.5   Notice of Defaults.

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default under Section 6.1(a) or (b) or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Securities, and in the absence of such notice the Trustee may conclusively assume there is no Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal or interest on any Security (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

                 Section 7.6  Reports by Trustee to Holders.

                 Within 60 days after each August 1 beginning with the August 1 following the date hereof, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(n). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 At the time of its mailing to Holders, a copy of each report sent to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

                 Section 7.7  Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a Lien with priority over the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 Section 7.8  Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                 The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                 (a)  the Trustee fails to comply with Section 7.10;

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a Custodian or public officer takes charge of the Trustee or its property; or

                 (d)  the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee after written request by any Holder who had been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as

Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                 Section 7.9  Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                 Section 7.10  Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $10 million as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

                 Section 7.11  Preferential Collection of Claims Against
Company.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or has been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                 Section 7.12  No Obligation of the Trustee.

                 (a) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holder and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security may only be exercised through the Depository subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                 (b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE

                 Section 8.1  Termination of Company's Obligation.

                 This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.4, and the Company's, Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable by the Company under this Indenture. In addition, subject to the conditions described below, at the Company's option, either (a) the Company will be deemed to have been discharged from their obligations with respect to the Securities on the 31st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with Article 4 of this Indenture, at any time after the conditions set forth below have been satisfied:

                    (i) the Company has deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (A) money or (B) noncallable U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide either (i) payment in full of principal, premium on, if any, and interest on, the outstanding Securities as of the date of such payment, or (II) (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (C) a combination of (A) and (B), in an amount sufficient, in the opinion (with respect to (B) and (C)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or before the time of such deposit, to pay and discharge each installment of principal of, premium on, if any, and interest on, the outstanding Securities on the dates such installments are due;

                    (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit shall not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party to or is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

                   (iii) the Company has paid or duly provided for payment of all amounts then due or to become due to the Trustee pursuant to
         Section 7.7 of the Indenture; and

                    (iv) the Company has delivered to the Trustee an Officers' Certificate, stating that there has been compliance with all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of this Indenture.

                 If the Company selects option (a) above, this Indenture shall cease to be of further effect on the 31st day after the conditions set forth above have been satisfied (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture and the Securities; provided, however, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 4.1, 4.6, 7.7, 7.8, 8.3 and 8.4, and the Trustee's and Paying Agent's
obligations in Section 8.3 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations under Sections 7.7 and
8.4 and the Company's, Trustee's, and Paying Agent's obligations under Section
8.3 shall survive. If the Company elects option (b) above, the Company's obligations under Article 4 hereunder shall terminate upon the satisfaction of the conditions, and all other obligations shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations under Sections 7.7 and 8.4 and the Company's, Trustee's and Paying Agent's obligations under Section 8.3 above shall survive.

                 After such irrevocable deposit is made pursuant to this
Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                 In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                 Section 8.2  Application of Trust Money.

                 The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

                 Section 8.3  Repayment to Company.

                 To the extent permitted by applicable law, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time in excess of amounts required to pay principal of or interest on the Securities.

                 The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days before such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in New York, New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 Section 8.4  Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX
                                   AMENDMENTS

                 Section 9.1  Without Consent of Holders.

                 The Company and the Trustee may amend this Indenture and the Securities without the consent of any Holder:

                 (a)  to cure any ambiguity, defect or inconsistency;

                 (b)  to comply with Section 5.1;

                 (c) to provide for uncertificated Securities in addition to certificated Securities;

                 (d) to make any change that does not adversely affect the legal rights hereunder of any Holder; and

                 (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                 Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such Supplemental Indenture and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                 Section 9.2  With Consent of Holders.

                 Except as provided below in this Section 9.2, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal amount of the Securities then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

                 Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities, provided, however, that without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

                 (a) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

                 (b) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

                 (c) reduce the principal of or change the fixed maturity of any Security or alter the optional or mandatory redemption provisions or the price at which the Company shall offer to purchase such Securities pursuant to Sections 3.7 and 4.10 hereof;

                 (d) make any Security payable in money other than that stated in the Security;

                 (e) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2; or

                 (f) waive a Default in the payment of principal of, premium or interest on, or redemption payment with respect to, any Security.

                 Section 9.3  Compliance with Trust Indenture Act.

                 Every amendment to this Indenture or the Securities shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

                 Section 9.4  Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that any such Holder or subsequent Holder may revoke the consent as to his or her security if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (a) the later of 30 days before the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee before such solicitation pursuant to Section 2.05, or
(b) such other date as the Company shall designate.

                 Section 9.5  Notation on or Exchange of Securities.

                 The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities of the same series that reflect the amendment or waiver.

                 Failure to make the appropriate notation or issue a new Security of the same series shall not affect the validity and effect of such amendment or waiver.

                 Section 9.6  Trustee to Sign Amendments, etc.

                 The Trustee shall sign any amendment or Supplemental Indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or Supplemental Indenture, the Trustee shall be entitled to receive, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or Supplemental Indenture until the Board of Directors approves it.

                                   ARTICLE X
                                   CONVERSION

                 Section 10.1  Right to Convert.

                 (a) Subject to and upon compliance with the provisions of this Indenture, at any time on or after 270 days after the Issue Date and on or before maturity, each Holder shall have the right, at its option, to convert the principal amount of any Security, or any portion of such principal amount which is $1,000 or a whole multiple thereof, into, at the Company's option, either (i) cash, payable by the Company to the Paying Agent for the benefit of such Holder in an amount equal to the Current Market Price, as of the conversion date, of the Common Stock to which the Securities would otherwise be converted, or (ii) that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Security or portion thereof surrendered for conversion by the conversion price in effect at such time, or (iii) a combination of cash and Common Stock in proportions determined by the Company in its sole discretion; provided, however, that the Company's option to convert Securities into cash under Section 10.1(a)(i) or into a combination of cash and Common Stock under Section 10.1(a)(iii), shall terminate at the close of business on the date the Company's charter is amended to increase the number of shares of authorized Common Stock to at least that number of shares sufficient to reserve for the conversion of all the Notes.

                 (b) Notwithstanding anything in this Section 10.1 to the contrary, the right to convert with respect to any Security or portion of a Security that shall be called for redemption or delivered for repurchase, shall terminate at the close of business on the date fixed for redemption of such Security or portion of a Security on the second trading day preceding a

Change in Control Payment Date, as the case may be, unless the Company shall default in payment due upon redemption or repurchase thereof.

                 (c) A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder has converted his Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.

                 Section 10.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.

                 In order to exercise the conversion privilege, the Holder of any Security to be converted in whole or in part shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to
Section 2.3, accompanied by the funds, if any, required by the last paragraph of this Section 10.2, and shall give written notice of conversion in the form provided on the Securities (or such other notice that is acceptable to the Company) to the Company at such office or agency that the Holder elects to convert such Security or the portion thereof specified in such notice, stating the name or names (with address) in which the certificate or certificates for shares of Common Stock, if any, that shall be issuable on such conversion shall be issued. So long as the Company's option to convert Securities into cash or a combination of cash and Common Stock exists, then within five business days after receipt of such Holder's notice of conversion, the Company shall notify such Holder of the Company's election to convert the Securities to cash or, Common Stock, or a combination of cash and Common Stock. Holder shall then deliver to the Company any transfer taxes required pursuant to Section 10.7. Each Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration under such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney. Holder may not withdraw its conversion notice after receipt of the Company's notice of its election regarding conversion.

                 As promptly as practicable after the surrender of such Security and the receipt of such notice and funds, if any, as aforesaid, (a) if the conversion is for Common Stock, the Company shall issue and shall deliver at such office or agency to such Holder, or on his written order, (i) a certificate or certificates for the number of full shares issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article, and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 10.3, or (b) if the conversion is for cash or a combination of cash and Common Stock, the Company shall, one business day after its notice to Holder of the Company's election regarding conversion, deposit with Paying Agent money sufficient to pay the conversion price for, and all accrued interest on, the Securities being converted to cash. In case any Security of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Article 2, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to him, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

                 Each conversion shall be deemed to have been effected on the date on which such Security shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section 10.2) and such notice shall have been received by the Company, as aforesaid, and, if the conversion is for Common Stock, the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such Security shall have been surrendered.

                 Any Security or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the opening of business on such interest payment date shall (unless such Security or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Security at the close of business on such record date; provided, however, that if the Company shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this
Section 10.2, no adjustment shall be made for interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article 10. If any Security or portion thereof which has been called for redemption on a date during the period from the close of business on the record date for any interest payment date to the opening of business on such interest payment date is surrendered for conversion during such period, no interest shall be payable to the holder of such Security on account of such Security or portion thereof.

                 Section 10.3  Cash Payments in Lieu of Fractional Shares.

                 No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the Closing Price on the day (that is not a Legal Holiday as defined in Section 12.8) before the day on which the Securities (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in subsection (f) of Section 10.5.

                 Section 10.4  Conversion Price.

                 The conversion price shall be as specified in the form of Security hereinabove set forth, subject to adjustment as provided in this Article.

                 Section 10.5  Adjustment of Conversion Price.

                 (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately before the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

                 (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, except as provided in subsection (f) below, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately before the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (determined by multiplying the total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. Except as provided in subsection
(f) below, in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company whose determination shall be conclusive and described in a certificate filed with the Trustee. Upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the conversion price pursuant to this subsection (b), if any such right or warrant shall expire and shall not have been exercised, the conversion price shall immediately upon such expiration be recomputed to the conversion price which would have been in effect had the adjustment of the conversion price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                 (c) In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then, except as provided in subsection (f) below, in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately before the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (f) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the Capital Stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the market price per share (as defined in subsection (f) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to received such distribution, except as provided in subsection (f) below.

                 (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (d) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately before the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

                 (e) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended at the time of the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchase Shares (as defined below) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (e) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (d) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately before the opening of business on the day after the date of the Expiration Time, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately before close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (1) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and
(ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                 (f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section
10.5 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this
Section 10.5, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                 (g) Whenever the conversion price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail or cause to be mailed such notice of such adjustment of the conversion price to the Holder of each Security at his last address appearing on the Security register provided for in
Section 2.3 of this Indenture.

                 (h) In any case in which this Section 10.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.3.

                 Section 10.6 Effect of Reclassification, Consolidation, Merger or Sale.

                 If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock shall occur, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the TIA as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately before such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

                 The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at his address appearing on the Security register provided for in Section 2.3 of this Indenture.

         The above provisions of this Section 10.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                 Section 10.7  Taxes on Shares Issued.

                 The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder of Securities for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 Section 10.8 Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

                 The Company shall use its best efforts, including asking its stockholders to authorize additional Common Stock to provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.
                 Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

                 The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                 The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                 The Company further covenants that if at any time Common Stock shall be listed on the American Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.

                 Section 10.9  Responsibility of Trustee.

                 The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the conversion price or other adjustment or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 7.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any event referred to in Section 10.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee before the execution of any such supplemental indenture) with respect thereto.

                 Section 10.10  Notice to Holders Before Certain Actions.

                 In case:

                          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                          (e) of an increase in the interest rate on the Securities pursuant to the Registration Rights Agreement,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Securities Register provided for in Section 2.3 of this Indenture, as promptly as possible but in any event at least fifteen days before the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occurring and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


                                   ARTICLE XI
                                 SUBORDINATION

                 Section 11.1  Agreement to Subordinate.

                 The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities, and any guarantee of that indebtedness, is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

                 Section 11.2  Certain Definitions.

         "Senior Indebtedness" means:

                 (a) the principal of, interest (including, to the extent permitted by applicable law, interest on or after the commencement of a proceeding referred to in clauses (f) or (g) of Section 6.1 whether or not representing an allowed claim in such proceeding) and premium, if any, on and any other amounts owing with respect to (i) any indebtedness of the Company, now or hereafter outstanding, in respect of borrowed money (other than the Securities and the Existing Debentures), (ii) any indebtedness of the Company, now or hereafter outstanding (other than the Securities and the Existing Debentures), evidenced by a bond, note, debenture, capitalized lease, letter of credit or other similar instrument, (iii) any other written obligation of the Company, now or hereafter outstanding, to pay money issued or assumed as all or part of the consideration for the acquisition of property, assets or securities, including without limitation, interest rate swap agreements, currency hedging obligations, hedging obligations with respect to the purchase or sale of oil and gas, and any other hedging agreement entered into in the ordinary course of business and (iv) any guaranty or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire, to supply or advance funds or to become liable with respect to (directly or indirectly), any indebtedness or obligation of any person of the type referred to in the preceding subclauses (i), (ii) and(iii) now or hereafter outstanding; and

                 (b) any refundings, refinancings, renewals or extensions of any indebtedness or other obligation described in clause (a) of this
         Section 11.2.

Notwithstanding the foregoing (i) if, by the terms of the instrument creating or evidencing any indebtedness or obligation referred to in clauses (a) or (b) above, it is expressly provided that such indebtedness or obligation is not senior in right of payment to the Securities, such indebtedness or obligation shall not be included as Senior Indebtedness, and (ii) the Notes shall be, pari passu, in right of payment with the Existing Debentures, except that the Existing Debentures have the benefit of guarantees by the Company's Subsidiaries.

                 "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

                 Section 11.3  Liquidation; Dissolution; Bankruptcy.

                 Upon any distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                          (1) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, of all Senior Indebtedness before Holders shall be entitled to receive, from the Company or from any guarantor of the Obligations under this Indenture and the Notes, any payments of principal of or premium, if any, or interest on Securities; and

                          (2) until the Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holders of such Senior Indebtedness, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interest may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

                 A distribution may consist of cash, securities or other property.

                 Section 11.4 Company Not to Make Payments with Respect to Securities in Certain Circumstances.

                 (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of or premium, if any, or interest on the Securities or to acquire any of the Securities.

                 (b) Upon the happening of an event of default (or if any event of default would result upon any payment upon or with respect to the Securities) with respect to any Senior Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of, premium, if any, or interest on or any other amount owing in respect of such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by the holders of Senior Indebtedness or their Representative, then, unless such an event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company or any guarantor with respect to the principal of or premium, if any, or interest on the Securities or to acquire any of the Securities.

                 Section 11.5  Acceleration of Securities.

                 If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

                 Section 11.6  When Distribution Must Be Paid Over.

                 If a distribution is made to Holders that, because of this
Article 11, should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                 Section 11.7  Notice by Company.

                 The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or premium, if any, or interest on the Securities to violate this Article 11.

                 Section 11.8  Subrogation.

                 After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

                 Section 11.9  Relative Rights.

                 This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Securities in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Company, other than holders of Senior Indebtedness and any guarantors of the Obligation under this Indenture and the Notes; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

                 If the Company fails because of this Article 11 to pay principal of or premium, if any, or interest on a Security on the due date, such failure shall nevertheless be deemed a Default.

                 Section 11.10  Subordination May Not Be Impaired by Company.

                 No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with the terms of this Indenture.

                 Section 11.11  Distribution or Notice to Representative.

                 Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                 Section 11.12  Rights of Trustee and Paying Agent.

                 Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make payments on the Securities and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Responsible Officer, in the case of the Trustee) reasonably satisfactory to it that payments may not be made under this Article 11 and, before the receipt of any such notice, the Trustee, subject to the provisions of Article 7, and any agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

                 The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative.

                 Any deposit of moneys by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or premium, if any, or interest on, or payment on account of Change in Control, if any, of, any Securities shall be subject to the provisions of this Article 11, except that if, at least three business days before the date on which by the terms of this Indenture any such moneys may become payable for any purpose (including, without limitation, the payment of principal of or premium, if any, or interest on any Security), the Trustee shall not have received with respect to such moneys the notice provided for in this Section 11.12, then the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three business days before or on or after such date. This Section 11.12 shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness. If the Trustee determines in good faith that further evidence is required with respect to the right of any Person as holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

                 The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article 11. The Trustee's responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article 11, and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to the holders of Senior Indebtedness if it makes a payment prohibited by this Article 11 in good faith.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.

                 Section 11.13  Effectuation of Subordination by Trustee.

                 Each Holder of Securities, by acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes.

                                  ARTICLE XII
                                 MISCELLANEOUS

                 Section 12.1  Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318 (c), the imposed duties shall control.

                 Section 12.2  Notices.

                 Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

                          Key Energy Group, Inc.
                          Two Tower Center, Tenth Floor
                          East Brunswick, New Jersey 08816
                          Attention: Francis D. John
                          Telecopier No.: (732) 247-5148

         With a copy to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana, 35th Floor
                          Houston, Texas 77002
                          Attention: Samuel N. Allen
                          Telecopier No.: (713) 228-1331

         If to the Trustee:

                          American Stock Transfer & Trust Company
                          40 Wall Street
                          46th Floor
                          New York, New York 10005
                          Attention: Executive Vice President
                          Telecopier No.: (718) 236-4558

         With a copy to:

                          Herbert J. Lemmer
                          American Stock Transfer & Trust Company
                          6201 15th Avenue, 3rd Floor
                          Brooklyn, New York 11219
                          Telecopier No.: (718) 331-1552

                 The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

                 Section 12.3  Communication to Holders with Other Holders.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any anyone else shall have the protection of TIA Section 312(c).

                 Section 12.4  Certificate and Opinion as to Conditions
Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, upon request, furnish to the Trustee an Officer's Certificate and Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

                 Section 12.5  Statements Required in Certificate.

                 Each certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a) (4)) shall include:

                 (a) a statement that the person making such certificate has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                 (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 Section 12.6  Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 Section 12.7 Additional Rights of Holders of Transfer Restricted Securities.

                 In addition to the rights provided to Holders of Securities under this Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement and certain other agreements executed and delivered in connection herewith.

                 Section 12.8  Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 Section 12.9  No Recourse Against Others.

                 No past, present or future director, officer, employee, agent, manager, stockholder or other Affiliate of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

                 Section 12.10  Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                 Section 12.11  Governing Law.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                 Section 12.12  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 Section 12.13  Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 Section 12.14  Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 12.15  Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 Section 12.16  Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGES FOLLOW]

                 IN WITNESS WHEREOF, the parties hereto have causes this Indenture to be executed as of the day and year first above written.

Dated as of September 25, 1997             KEY ENERGY GROUP, INC.


                                           By: /s/ Stephen E. McGregor
                                               ---------------------------

                                           Its: EVP & CFO
                                                ---------------------------
Attest:

/s/ Jack D. Loftis                 (SEAL)
------------------

Dated as of September 25, 1997             AMERICAN STOCK TRANSFER
                                           & TRUST COMPANY, as Trustee


                                           By:/s/ Herbert J. Lemmer
                                              ---------------------

                                           Its: HERBERT J. LEMMER
                                               ------------------
                                                    VICE PRESIDENT

Attest:

   Susan Silber     (SEAL)
-------------------
SUSAN SILBER
Assistant Secretary

                                                                     Exhibit A-1

                               (Face of Security)

                        5% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004


No.                                                                      $______

                             KEY ENERGY GROUP, INC.

promises to pay to


or its registered assigns, the principal sum of


Dollars on September 25, 2004.

Interest Payment Dates: September 15 and March 15, commencing March 15, 1998.

Record Dates: September 1 and March 1 (whether or not a Business Day).


                                               KEY ENERGY GROUP, INC.


                                               By:
                                                       Officer of the Company
                                               (SEAL)

                                               Attest:

This is one of the 5% Convertible Subordinated
Notes due 2004 referred to in the              By:
within-mentioned Indenture:                            Officer of the Company

American Stock Transfer & Trust Company, as Trustee

By
         Authorized Signature

Dated:                            ,

                               (Back of Security)

                        5% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

                 [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

                 THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO KEY ENERGY GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH





____________________

(1)   This paragraph is to be included only if the Security is in global form.

TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(F) ABOVE, THE HOLDER MUST, BEFORE SUCH TRANSFER, FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 Section 1. Interest. Key Energy Group, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this 5% Convertible Subordinated Note due 2004 (the "Note") at the rate and in the manner specified below.

                 The Company will pay interest semi-annually on September 15 and March 15 of each year commencing March 15, 1998, or if any such day is not a Business Day, on the next Business Day (each an "Interest Payment Date") to record holders of Notes ("Holders") at the close of business on September 1 or March 1 immediately preceding the applicable Interest Payment Date. A copy of the Indenture (defined below), the Registration Rights Agreement and all other agreements affecting this Note or the Holders may be obtained from the Company upon request.

                 Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                 Section 2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to Holders at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent (as defined in the Indenture) to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                 Section 3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

                 Section 4. Indenture. The Company issued the Notes under an Indenture, dated as of September 25, 1997 (the "Indenture"), among the Company and American Stock Transfer & Trust Company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Capitalized terms used herein that are not specifically defined herein shall have the meanings set forth in the Indenture. The Notes are unsecured general obligations of the Company limited to $216,000,000 in aggregate principal amount.

                 Section 5. Optional Redemption. The Company may redeem at any time on or after September 15, 2000, all or any portion of the Securities outstanding at the following redemption prices expressed as a percentage of the principal amount thereof, if the Securities are redeemed during the 12-month period beginning September 15, of the following years:

       Year                                                           Percentage
       ----                                                           ----------
       2000  . . . . . . . . . . . . . . . . . . . . . . . . . .       102.86%

       2001  . . . . . . . . . . . . . . . . . . . . . . . . . .       102.14%

       2002  . . . . . . . . . . . . . . . . . . . . . . . . . .       101.43%

       2003  . . . . . . . . . . . . . . . . . . . . . . . . . .       100.71%

       2004  . . . . . . . . . . . . . . . . . . . . . . . . . .         100%

                 Section 6. Redemption or Repurchase at Option of Holder. If there is a Change in Control (as defined in the Indenture), the Company will be required to offer to purchase on the Change in Control Payment Date (as defined in the Indenture) all outstanding Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Holders whose Notes are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related Change in Control Payment Date and may elect to have their Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 Section 7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 45 days before the redemption date to each Holder to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                 Section 8. Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time on or after 270 days after the Issue Date and on or before the maturity, to convert the principal hereof or any portion of such principal that is $1,000 or a multiple thereof, into, at the Company's option, (a) cash in an amount equal to the Current Market Price, as of the conversion date, of the Common Stock to which the principal would otherwise be converted, or (b) that number of shares of the Company's Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $38.50, or such conversion price as adjusted from time to time as provided in the Indenture or (c) a combination of cash and Common Stock in proportions determined by the Company in its sole discretion; provided, however, that the Company's option to convert the principal into cash or into a combination of cash and Common Stock, shall terminate at the close of business on the date the Company's charter is amended to increase the number of shares of authorized Common Stock to at least that number of shares sufficient to reserve for the conversion of all the Notes.

                 The right to convert with respect to any Security or portion of a Security that shall be called for redemption or delivered for repurchase, shall terminate at the close of business on the date fixed for redemption of such Security or portion of a Security or the second trading day preceding a Change in Control Payment Date, as the case may be, unless the Company shall default in payment due upon redemption or repurchase thereof.

                 No adjustments in respect of interest or dividends will be made upon any conversion; provided, however, that if the Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Note (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash shall be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are to have been converted to Common Stock under the Indenture.

                 The conversion price is subject to adjustment in accordance with Section 10.5 of the Indenture.

                 Section 9. Subordination. The Securities are subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid either by the Company or any guarantor of Obligations under this Indenture and the Note. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes. This Note shall be pari passu, in all respects, with the Existing Debentures (as defined in the Indenture), except that the Existing Debentures have the benefit of guarantees by the Company's Subsidiaries.

                 Section 10. Denominations, Transfer, Exchange. The Notes are initially issued in global form. The global Note represents such of the outstanding Securities as shall be specified therein or endorsed thereon in accordance with the Indenture. The definitive Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of an Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

                 Section 11. Persons Deemed Owners. Before due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of an Note shall be treated as its owner for all purposes.

                 Section 12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except a payment default) may be waived with the consent of the holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders, to make any change that does not adversely affect the rights of any Holder, to provide for any uncertificated Notes in addition to certificated Notes, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

                 Section 13. Defaults and Remedies. Events of default include: default in payment of interest on the Securities for 30 days; default in payment of principal of or premium on the Securities when due; failure by the Company for 60 days after notice to it to comply with its agreements in the Indenture or the Securities; defaults under and acceleration before express maturity of certain other Indebtedness that aggregates $25,000,000 or more; certain final judgments which remain undischarged if the aggregate of all such judgments exceeds $25,000,000 or more; certain final judgments which remain undischarged if the aggregate of all such judgments exceeds $25,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice and all outstanding Securities, and all Obligations and Claims with respect thereto, become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                 Section 14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

                 Section 15. No Recourse Against Others. No director, officer, employee, agent, manager, stockholder or other Affiliates of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 Section 16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 Section 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST = Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 Section 18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification number placed thereon.

                 Section 19. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to in the Indenture and certain other agreements executed and delivered in connection therewith.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Key Energy Group, Inc.
                          Two Tower Center, Tenth Floor
                          East Brunswick, New Jersey 08816
                          Attn: Francis D. John

                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


                 (Insert assignee's soc. sec. or tax I.D. no.)





             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                                  agent to transfer this Security on the books
of the Company.  The agent may substitute another to act for him.


Date:

                                  Your Signature:
                                                   (Sign exactly as your name
                                                   appears on the face of
                                                   this Security)

Signature Guaranteed:



By:
(THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(Banks, Stock Brokers, Savings and Loan Associations,
and Credit Unions) WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.)

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture (Change in Control), state the amount you elect to have purchased (if all, write "ALL"):
$__________________________

Date:

                                  Your Signature:
                                                   (Sign exactly as your name
                                                   appears on the face of
                                                   this Security)

Signature Guaranteed:



By:
(THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(Banks, Stock Brokers, Savings and Loan Associations,
and Credit Unions) WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.)

         SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITIES (2)

The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                  Principal Amount
                     Amount of                                    of this Global          Signature of
                     decrease in          Amount of Increase      Security                authorized officer
                     Principal            in Principal            following such          of Trustee or
 Date of             Amount of this       Amount of this          decrease (or            Securities
 Exchange            Global Security      Global Security         increase)               Custodian
--------------       ---------------      ------------------      -----------------       ------------------

-----------------
(2)    This is to be included only if the Security is in global form

                                                                     Exhibit A-2

                               (Face of Security)

                        5% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004


No.                                                                  $______

                            KEY ENERGY GROUP, INC.

promises to pay to


or its registered assigns, the principal sum of


Dollars on September 25, 2004.

Interest Payment Dates: September 15 and March 15, commencing March 15, 1998.

Record Dates: September 1 and March 1 (whether or not a Business Day).


                                                KEY ENERGY GROUP, INC.


                                                By:
                                                        Officer of the Company
                                                (SEAL)

                                                Attest:

This is one of the 5% Convertible Subordinated
Notes due 2004 referred to in the               By:
within-mentioned Indenture:                             Officer of the Company

American Stock Transfer & Trust Company, as Trustee

By
         Authorized Signature

Dated:                            ,





                                      A2-1

                               (Back of Security)

                        5% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

                 [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

                 THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED





____________________

(1)  This paragraph is to be included only if the Security is in global form.

                                      A2-2

INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO KEY ENERGY GROUP, INC. OR ANY SUBSIDIARY THEREOF,
(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(F) ABOVE, THE HOLDER MUST, BEFORE SUCH TRANSFER, FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 Section 20. Interest. Key Energy Group, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this 5% Convertible Subordinated Note due 2004 (the "Note") at the rate and in the manner specified below.





                                      A2-3

                 The Company will pay interest semi-annually on September 15 and March 15 of each year commencing March 15, 1998, or if any such day is not a Business Day, on the next Business Day (each an "Interest Payment Date") to record holders of Notes ("Holders") at the close of business on September 1 or March 1 immediately preceding the applicable Interest Payment Date. A copy of the Indenture (defined below), the Registration Rights Agreement and all other agreements affecting this Note or the Holders may be obtained from the Company upon request.

                 Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                 Section 1. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to Holders at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent (as defined in the Indenture) to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                 Section 2. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

                 Section 3. Indenture. The Company issued the Notes under an Indenture, dated as of September 25, 1997 (the "Indenture"), among the Company and American Stock Transfer & Trust Company, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Capitalized terms used herein that are not specifically defined herein shall have the meanings set forth in the Indenture. The Notes are unsecured general obligations of the Company limited to $216,000,000 in aggregate principal amount.

                 Section 4. Optional Redemption. The Company may redeem at any time on or after September 15, 2000, all or any portion of the Securities outstanding at the following redemption prices expressed as a percentage of the principal amount thereof, if the Securities are redeemed during the 12-month period beginning September 15, of the following years:





                                      A2-4

  Year                                                             Percentage
  ----                                                             ----------
  2000  . . . . . . . . . . . . . . . . . . . . . . . . . .         102.86%

  2001  . . . . . . . . . . . . . . . . . . . . . . . . . .         102.14%

  2002  . . . . . . . . . . . . . . . . . . . . . . . . . .         101.43%

  2003  . . . . . . . . . . . . . . . . . . . . . . . . . .         100.71%

  2004  . . . . . . . . . . . . . . . . . . . . . . . . . .           100%


                 Section 5. Redemption or Repurchase at Option of Holder. If there is a Change in Control (as defined in the Indenture), the Company will be required to offer to purchase on the Change in Control Payment Date (as defined in the Indenture) all outstanding Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Holders whose Notes are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related Change in Control Payment Date and may elect to have their Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 Section 6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 45 days before the redemption date to each Holder to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                 Section 7. Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time on or after 270 days after the Issue Date and on or before the maturity, to convert the principal hereof or any portion of such principal that is $1,000 or a multiple thereof, into, at the Company's option, (a) cash in an amount equal to the Current Market Price, as of the conversion date, of the Common Stock to which the principal would otherwise be converted, or (b) that number of shares of the Company's Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $38.50, or such conversion price as adjusted from time to time as provided in the Indenture or (c) a combination of cash and Common Stock in proportions determined by the Company in its sole discretion; provided, however, that the Company's option to convert the principal into cash or into a combination of cash and Common Stock, shall terminate at the close of business on the date the Company's charter is amended to increase the number of shares of authorized Common Stock to at least that number of shares sufficient to reserve for the conversion of all the Notes.

                 The right to convert with respect to any Security or portion of a Security that shall be called for redemption or delivered for repurchase, shall terminate at the close of business on the date fixed for redemption of such Security or portion of a Security or the





                                      A2-5
second trading day preceding a Change in Control Payment Date, as the case may be, unless the Company shall default in payment due upon redemption or repurchase thereof.

                 No adjustments in respect of interest or dividends will be made upon any conversion; provided, however, that if the Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Note (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash shall be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are to have been converted to Common Stock under the Indenture.

                 The conversion price is subject to adjustment in accordance with Section 10.5 of the Indenture.

                 Section 8. Subordination. The Securities are subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid either by the Company or any guarantor of Obligations under this Indenture and the Note. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes. This Note shall be pari passu, in all respects, with the Existing Debentures (as defined in the Indenture), except that the Existing Debentures have the benefit of guarantees by the Company's Subsidiaries.

                 Section 9. Denominations, Transfer, Exchange. The Notes are initially issued in global form. The global Note represents such of the outstanding Securities as shall be specified therein or endorsed thereon in accordance with the Indenture. The definitive Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of an Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

                 Section 10. Persons Deemed Owners. Before due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent





                                      A2-6
nor the Company shall be affected by notice to the contrary. The registered holder of an Note shall be treated as its owner for all purposes.

                 Section 11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except a payment default) may be waived with the consent of the holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders, to make any change that does not adversely affect the rights of any Holder, to provide for any uncertificated Notes in addition to certificated Notes, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

                 Section 12. Defaults and Remedies. Events of default include: default in payment of interest on the Securities for 30 days; default in payment of principal of or premium on the Securities when due; failure by the Company for 60 days after notice to it to comply with its agreements in the Indenture or the Securities; defaults under and acceleration before express maturity of certain other Indebtedness that aggregates $25,000,000 or more; certain final judgments which remain undischarged if the aggregate of all such judgments exceeds $25,000,000 or more; certain final judgments which remain undischarged if the aggregate of all such judgments exceeds $25,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice and all outstanding Securities, and all Obligations and Claims with respect thereto, become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                 Section 13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

                 Section 14. No Recourse Against Others. No director, officer, employee, agent, manager, stockholder or other Affiliates of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note





                                      A2-7
waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 Section 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 Section 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST = Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 Section 17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification number placed thereon.

                 Section 18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to in the Indenture and certain other agreements executed and delivered in connection therewith.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Key Energy Group, Inc.
                          Two Tower Center, Tenth Floor
                          East Brunswick, New Jersey 08816
                          Attn: Francis D. John





                                      A2-8

                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


                 (Insert assignee's soc. sec. or tax I.D. no.)





             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                                  agent to transfer this Security on the books
of the Company.  The agent may substitute another to act for him.


Date:

                                  Your Signature:
                                                   (Sign exactly as your name
                                                   appears on the face of
                                                   this Security)

Signature Guaranteed:



By:
(THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(Banks, Stock Brokers, Savings and Loan Associations,
and Credit Unions) WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.)





                                      A2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture (Change in Control), state the amount you elect to have purchased (if all, write "ALL"):
$__________________________

Date:

                                  Your Signature:
                                                   (Sign exactly as your name
                                                   appears on the face of
                                                   this Security)

Signature Guaranteed:



By:
(THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(Banks, Stock Brokers, Savings and Loan Associations,
and Credit Unions) WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.)





                                     A2-10

         SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITIES (2)

The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                  Principal Amount
                     Amount of                                    of this Global          Signature of
                     decrease in          Amount of Increase      Security                authorized officer
                     Principal            in Principal            following such          of Trustee or
 Date of             Amount of this       Amount of this          decrease (or            Securities
 Exchange            Global Security      Global Security         increase)               Custodian
---------            ---------------      ------------------      ----------------        -------------------








---------------------
(2)    This is to be included only if the Security is in global form

                                     A2-11